UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRET REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 2, 2011
LogMeIn, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-34391 (Commission File Number)	20-1515952 (IRS Employer Identification No.)

500 Unicorn Park Drive Woburn, Massachusetts (Address of principal executive offices)	01801 (Zip Code)
Registrant’s telephone number, including area code: (781)-638-9050
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of Named Executive Officer
     On August 1, 2011, Kevin K. Harrison resigned from his position as Senior Vice President, Sales of LogMeIn, Inc. (the “Company”), effective August 8, 2011. Mr. Harrison has agreed to stay on in an advisory role for the period from August 8, 2011 until December 31, 2011.
Appointment of Named Executive Officer
     On August 1, 2011, the Company promoted Seth L. Shaw from Vice President Sales and Marketing, EMEA to Senior Vice President, Sales, effective August 8, 2011, to fill the vacancy created by Mr. Harrison’s resignation. Mr. Shaw, age 34, has served as the Company’s Vice President Sales and Marketing, EMEA since September 2009. From August 2003 to November 2006, Mr. Shaw served as the Sales Manager of Novell, Inc., a multinational software and services company. Prior to joining Novell, Mr. Shaw served as Ximian, Inc.’s Sales Manager, from April 2002 to August 2003. Mr. Shaw received a B.A. in Political Science from the University of California at Santa Barbara in May 1999. Mr. Shaw has not served as a director of a public company during the past five years.
     There are currently no arrangements or understandings between Mr. Shaw and any other person pursuant to which Mr. Shaw was selected as an executive officer. There are no family relationships between Mr. Shaw and any director or other executive officer of the Company, or with any person nominated or chosen to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions currently proposed, in which Mr. Shaw, or any member of his immediate family, has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     In connection with his promotion, Mr. Shaw will be entitled to an annual base salary in the amount of $215,000. Mr. Shaw will also be entitled to receive an annual cash performance bonus of $185,000. Mr. Shaw’s eligible bonus payment for the calendar year 2011 will be based on the achievement of certain performance objectives and company goals and will be prorated according to his official start date of August 8, 2011. In connection with his promotion, Mr. Shaw will also be entitled to receive a stock option for the purchase of 50,000 shares of the Company’s common stock under the Company’s 2009 Stock Incentive Plan.
     The full text of the press release issued by the Company on August 2, 2011 in connection with Mr. Shaw’s promotion to Senior Vice President, Sales of the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release entitled “LogMeIn Names Seth Shaw as SVP of Sales,” issued by the Company on August 2, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC
Date: August 2, 2011	By:	/s/ Michael K. Simon
Michael K. Simon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release entitled “LogMeIn Names Seth Shaw as SVP of Sales,” issued by the Company on August 2, 2011.